                                                               Exhibit (d)(5)(a)

                              AMENDMENT NUMBER ONE
                                     TO THE
                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                           VAN KAMPEN ASSET MANAGEMENT
                                       AND
                  MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

      This Amendment Number One, dated May 20, 2009, to the Subadvisory Agreement dated April 17, 2009 (the "Agreement") by and between VAN KAMPEN ASSET MANAGEMENT ("VKAM" or the "Adviser"), a Delaware statutory trust, and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED (the "Local Manager" or the "Sub-Adviser"), a company organized under the laws of England, with respect to Van Kampen Emerging Markets Fund (the "Fund"), a series of Van Kampen Series Fund, Inc., hereby amends the terms and conditions of the Agreement in the manner specified herein.

                               W I T N E S S E T H

WHEREAS, the Board of Directors of the Fund at a meeting held on May 20, 2009 has approved an amendment to the Agreement to state the allocation of fees between VKAM and the Local Manager; and

WHEREAS, the parties desire to amend and restate Section 2.(b) of the Agreement relating to the compensation to the Local Manager.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as follows:

Section 2.(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Fund may have portfolio managers from one or more Sub-Advisers and from VKAM. Subject to the split described in the next sentence, VKAM will pay to the Sub-Advisers, collectively, on a monthly basis an aggregate amount equal to 54% of the net advisory fees VKAM receives from the Fund during such period, after taking into account any fee waivers (the "Eligible Allocation"). The Eligible Allocation shall be split among the Sub-Advisers and, where applicable, VKAM based on the "total seniority-weighted headcount" of the Fund's portfolio managers; and the "total seniority-weighted headcount" is calculated by considering (1) the number of portfolio managers from each Sub-Adviser and, where applicable, the portfolio managers of VKAM relative to the total number of portfolio managers for the Fund and (2) weighting each portfolio manager according to each portfolio manager's seniority.

IN WITNESS WHEREOF, the parties have caused this amended Agreement to be executed as of the day and year first above written.

VAN KAMPEN ASSET MANAGEMENT                  MORGAN STANLEY INVESTMENT
                                             MANAGEMENT LIMITED

By: /s/ Edward C. Wood III                   By:  /s/ Andrew Onslow
    -------------------------------------         ------------------------------
    Name:  Edward C. Wood III                     Name:  Andrew Onslow
    Title:   Managing Director, Chief             Title:     Director
             Administrative Officer

                              AMENDMENT NUMBER ONE
                                     TO THE
                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                           VAN KAMPEN ASSET MANAGEMENT
                                       AND
                  MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

      This Amendment Number One, dated May 20, 2009, to the Subadvisory Agreement dated May 22, 2006 (the "Agreement") by and between VAN KAMPEN ASSET MANAGEMENT ("VKAM" or the "Adviser"), a Delaware statutory trust, and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED (the "Local Manager" or the "Sub-Adviser"), a company organized under the laws of England, with respect to Van Kampen Global Value Equity Fund (the "Fund"), a series of Van Kampen Series Fund, Inc., hereby amends the terms and conditions of the Agreement in the manner specified herein.

                               W I T N E S S E T H

WHEREAS, the Board of Directors of the Fund at a meeting held on May 20, 2009 has approved an amendment to the Agreement to state the allocation of fees between VKAM and the Local Manager; and

WHEREAS, the parties desire to amend and restate Section 2.(b) of the Agreement relating to the compensation to the Local Manager.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as follows:

Section 2.(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Fund may have portfolio managers from one or more Sub-Advisers and from VKAM. Subject to the split described in the next sentence, VKAM will pay to the Sub-Advisers, collectively, on a monthly basis an aggregate amount equal to 54% of the net advisory fees VKAM receives from the Fund during such period, after taking into account any fee waivers (the "Eligible Allocation"). The Eligible Allocation shall be split among the Sub-Advisers and, where applicable, VKAM based on the "total seniority-weighted headcount" of the Fund's portfolio managers; and the "total seniority-weighted headcount" is calculated by considering (1) the number of portfolio managers from each Sub-Adviser and, where applicable, the portfolio managers of VKAM relative to the total number of portfolio managers for the Fund and (2) weighting each portfolio manager according to each portfolio manager's seniority.

IN WITNESS WHEREOF, the parties have caused this amended Agreement to be executed as of the day and year first above written.

VAN KAMPEN ASSET MANAGEMENT                 MORGAN STANLEY INVESTMENT
                                            MANAGEMENT LIMITED

By: /s/ Edward C. Wood III                  By:  /s/ Andrew Onslow
    ------------------------------------         -----------------------
    Name:  Edward C. Wood III                    Name:  Andrew Onslow
    Title:   Managing Director, Chief            Title:     Director
             Administrative Officer

                             AMENDMENT NUMBER ONE
                                     TO THE
                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                           VAN KAMPEN ASSET MANAGEMENT
                                       AND
                  MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

      This Amendment Number One, dated May 20, 2009, to the Subadvisory Agreement dated May 22, 2006 (the "Agreement") by and between VAN KAMPEN ASSET MANAGEMENT ("VKAM" or the "Adviser"), a Delaware statutory trust, and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED (the "Local Manager" or the "Sub-Adviser"), a company organized under the laws of England, with respect to Van Kampen Global Franchise Fund (the "Fund"), a series of Van Kampen Series Fund, Inc., hereby amends the terms and conditions of the Agreement in the manner specified herein.

                               W I T N E S S E T H

WHEREAS, the Board of Directors of the Fund at a meeting held on May 20, 2009 has approved an amendment to the Agreement to state the allocation of fees between VKAM and the Local Manager; and

WHEREAS, the parties desire to amend and restate Section 2.(b) of the Agreement relating to the compensation to the Local Manager.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as follows:

Section 2.(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Fund may have portfolio managers from one or more Sub-Advisers and from VKAM. Subject to the split described in the next sentence, VKAM will pay to the Sub-Advisers, collectively, on a monthly basis an aggregate amount equal to 54% of the net advisory fees VKAM receives from the Fund during such period, after taking into account any fee waivers (the "Eligible Allocation"). The Eligible Allocation shall be split among the Sub-Advisers and, where applicable, VKAM based on the "total seniority-weighted headcount" of the Fund's portfolio managers; and the "total seniority-weighted headcount" is calculated by considering (1) the number of portfolio managers from each Sub-Adviser and, where applicable, the portfolio managers of VKAM relative to the total number of portfolio managers for the Fund and (2) weighting each portfolio manager according to each portfolio manager's seniority.

IN WITNESS WHEREOF, the parties have caused this amended Agreement to be executed as of the day and year first above written.

VAN KAMPEN ASSET MANAGEMENT              MORGAN STANLEY INVESTMENT
                                         MANAGEMENT LIMITED

By: /s/ Edward C. Wood III               By:     /s/ Andrew Onslow
    ----------------------------------          ------------------------
    Name:  Edward C. Wood III                    Name:  Andrew Onslow
    Title:   Managing Director, Chief            Title:     Director
             Administrative Officer